UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 13, 2007

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

LightPath Technologies, Inc.

Form 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

The registrant and Challenger Discovery, LLC have executed a Third Amendment to Lease effective as of December 1, 2007. The Third Amendment amends the registrant’s Lease for its headquarters and manufacturing facility located at 2603 Challenger Tech Court, Orlando, Florida 32826. In accordance with the Third Amendment, the following material terms of the Lease were amended:

(a) The rentable area of the leased premises was reduced from 41,063 square feet to 21,557 square feet with a corresponding reduction in rent.

(b) The lease term was extended from November 30, 2008, to December 31, 2014, and minimum rental rates for the extension term were established based on annual increases of three percent. Additionally, there are two 3-year extension options exercisable by the registrant. The minimum rental rates for such additional extension options will be determined at the time an option is exercised and will be based on a “fair market rental rate” as determined in accordance with the Third Amendment.

(c) A fee in the aggregate amount of $150,000 is payable to the landlord in three installments of $50,000 each. The first installment was paid upon the execution of the Third Amendment. The second and third installments are payable on January 4, 2008, and February 1, 2008, respectively.

(d) The base rent was reduced from $16.66 to $15.50 per square foot. The annual minimum rent will now be $334,134 for the first year compared to $684,110.

Item 9.01.	Exhibits

A copy of the Third Amendment is attached as Exhibit 10.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: December 14, 2007	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO

Exhibit Index

Exhibit No.	Description
EX 10.1	Third Amendment to Lease dated as of December 1, 2007